Contact:	Mark Thomson, CFO
(757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties Announces Record Results

For the First Quarter Ended June 30, 2013

Net Income of $9.1 million on Net Sales of $100.5 million

Hampton, VA, August 7, 2013 – Measurement Specialties, Inc. (NASDAQ: MEAS) (the “Company”), a global designer and manufacturer of sensors and sensor-based systems, announces results for the three months ended June 30, 2013.

The Company reported an increase in consolidated net sales of $11.9 million, or 13.4%, to a record $100.5 million for the three months ended June 30, 2013, as compared to the corresponding period of last year. Excluding sales attributed to the RTD and Spectrum acquisitions of approximately $9.7 million for the three months ended June 30, 2013, organic sales increased $2.2 million or approximately 2.5%. For the three months ended June 30, 2013, the Company reported net income of $9.1 million, or $0.55 per diluted share, as compared to net income of $8.6 million, or $0.53 per diluted share, for the same period last year.

Frank Guidone, Company CEO commented, “We are pleased with our first quarter financial results. Breaking the $100 million mark in quarterly sales is a significant milestone for the Company. Equally important is our continued strength in bookings. We booked $102.8 million in the quarter, resulting in a three-month book-to-bill of 1.02. Additionally, we had solid earnings performance during the quarter and delivered strong Adjusted EBITDA of $19.1 million. We expect second quarter sales to be similar to the first quarter based on current bookings trends and we maintain our fiscal 2014 sales guidance of $400 million to $405 million.”

Adjusted EBITDA is a non-GAAP financial measure.  Please refer to the notes and reconciliation regarding Non-GAAP financial measures contained in this release.

On August 7, 2013, the Company filed its Form 10-Q for the three months ended June 30, 2013. Please refer to the Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Form 10-Q for a more complete discussion of sales, margin and expenses.

The Company will host an investor conference call on Thursday, August 8, 2013 at 11:00 AM Eastern to answer questions regarding the first quarter results reported in our Form 10-Q for quarter ended June 30, 2013.  US dialers: (877) 407-9210; International dialers (201) 689-8049.  Interested parties may also listen via the Internet at: www.companyspotlight.com.  The call will be available for replay for 30 days by dialing (877) 660-6853 (US dialers); (201) 612-7415 (International dialers), and conference ID# 418885, and on www.companyspotlight.com.

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

About Measurement Specialties: Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as measuring pressure, linear/rotary position, force, torque, piezoelectric polymer film sensors, custom microstructures, load cells, vibrations and acceleration, optical absorption, humidity, gas concentration, gas flow rate, temperature, fluid properties and fluid level. MEAS uses multiple advanced technologies - piezoresistive silicon, polymer and ceramic piezoelectric materials, application specific integrated circuits, micro-electromechanical systems (“MEMS”), foil strain gauges, electromagnetic force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, anisotropic magneto-resistive devices, electromagnetic displacement sensors, hygroscopic capacitive structures, ultrasonic measurement systems, optical measurement systems, negative thermal coefficient (“NTC”) ceramic sensors, 3-6 DOF (degree of freedom) force/torque structures, complex mechanical resonators, magnetic reed switches, high frequency multipoint scanning algorithms, and high precision submersible hydrostatic level detection – to engineer sensors that operate precisely and cost effectively.

This release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward looking statements may be identified by such words or phrases  as “should”, "intends", “ is subject to”, "expects", "will", "continue", "anticipate", "estimated", "projected", "may", " believe", "future prospects", or similar expressions.  Factors that might cause actual results to differ materially from the expected results described in or underlying our forward-looking statements include: Conditions in the general economy, including risks associated with the current financial crisis and worldwide economic conditions and reduced demand for products that incorporate our products; Competitive factors, such as price pressures and the potential emergence of rival technologies; Compliance with export control laws and regulations; Fluctuations in foreign currency exchange and interest rates; Interruptions of suppliers’ operations or the refusal of our suppliers to provide us with component materials, particularly in light of the current economic conditions and potential for suppliers to fail; Timely development, market acceptance and warranty performance of new products; Changes in product mix, costs and yields; Uncertainties related to doing business in Europe and China; Legislative initiatives, including tax legislation and other changes in the Company’s tax position; Legal proceedings; Compliance with debt covenants, including events beyond our control; Conditions in the credit markets, including our ability to raise additional funds or refinance our existing credit facility; Adverse developments in the automotive industry and other markets served by us; and risk factors listed from time to time in the reports we file with the SEC.  The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term.  Actual results may differ materially.  The Company assumes no obligation to update the information in this release.

Company Contact: Mark Thomson, CFO, (757) 766-4224

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
	June 30,
(Amounts in thousands, except per share amounts )	2013	2012
Net sales	$100,512	$88,613
Cost of goods sold	58,618	51,819
Gross profit	41,894	36,794
Selling, general, and administrative expenses	29,382	25,089
Operating income	12,512	11,705
Interest expense, net	914	722
Foreign currency exchange loss	154	39
Equity income in unconsolidated joint venture	(121)	(229)
Other expense (income)	(2)	34
Income before income taxes	11,567	11,139
Income tax expense	2,506	2,566
Net income	$9,061	$8,573

Earnings per common share - Basic:
Net income - Basic	$0.58	$0.56
Net income - Diluted	$0.55	$0.53

Weighted average shares outstanding - Basic	15,632	15,318
Weighted average shares outstanding - Diluted	16,481	16,155

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

	June 30,	March 31,
(Amounts in thousands)	2013	2013

ASSETS

Current assets:
Cash and cash equivalents	$39,310	$36,028
Accounts receivable trade, net of allowance for
doubtful accounts of $1,422 and $1,040, respectively	64,003	56,134
Inventories, net	63,199	55,984
Deferred income taxes, net	1,926	1,919
Prepaid expenses and other current assets	4,696	4,593
Other receivables	1,954	1,532
Asset held for sale	940	940
Total current assets	176,028	157,130

Property, plant and equipment, net	67,674	64,329
Goodwill	171,661	153,924
Acquired intangible assets, net	77,795	56,017
Deferred income taxes, net	3,854	3,781
Investment in unconsolidated joint venture	2,032	2,657
Other assets	8,182	7,704
Total assets	$507,226	$445,542

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

	June 30,	March 31,
(Amounts in thousands, except share amounts)	2013	2013

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$228	$224
Current portion of capital lease obligations	13	21
Current portion of earn-out contingencies	1,161	1,122
Current portion of deferred acquisition payment	-	1,500
Accounts payable	30,281	26,601
Accrued expenses	6,452	6,579
Accrued compensation	11,408	10,315
Income taxes payable	279	313
Deferred income taxes, net	264	263
Restructuring liabilities	608	396
Other current liabilities	3,288	3,255
Total current liabilities	53,982	50,589

Revolver	121,000	78,000
Long-term debt, net of current portion	20,033	20,064
Capital lease obligations, net of current portion	5	7
Deferred income taxes, net	11,452	11,267
Other liabilities	5,383	5,291
Total liabilities	211,855	165,218

Equity:
Serial preferred stock; 221,756 shares authorized; none outstanding	-	-
Common stock, no par; 25,000,000 shares authorized; 15,691,032 shares
and 15,553,677 shares issued and outstanding	-	-
Additional paid-in capital	112,842	108,287
Retained earnings	172,267	163,206
Accumulated other comprehensive income	10,262	8,831
Total equity	295,371	280,324
Total liabilities and shareholders' equity	$507,226	$445,542

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

MEASUREMENT SPECIALTIES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three months ended June 30,
(Amounts in thousands)	2013	2012
Cash flows from operating activities:
Net income	$9,061	$8,573
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	4,932	4,388
Non-cash equity based compensation	1,093	856
Acquisition earn-out adjustment	39	90
Deferred income taxes	156	105
Equity income in unconsolidated joint venture	(121)	(229)
Unconsolidated joint venture distributions	615	825
Net change in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable, trade	(4,324)	(4,420)
Inventories	(501)	(1,180)
Prepaid expenses, other current assets and other receivables	224	1,444
Other assets	(480)	(513)
Accounts payable	2,382	(2,415)
Accrued expenses, accrued compensation, restructuring, other current and other liabilities	486	(378)
Income taxes payable	(52)	(738)
Net cash provided by operating activities	13,510	6,408
Cash flows from investing activities:
Purchases of property and equipment	(4,058)	(3,900)
Acquisition of business, net of cash acquired	(51,374)	(10,013)
Net cash used in investing activities	(55,432)	(13,913)
Cash flows from financing activities:
Borrowings from revolver and short-term debt	50,000	7,797
Repayments of revolver and capital leases	(7,010)	(5,806)
Repayments of long-term debt	(34)	(24)
Payment of deferred acquisition payment	(1,500)	-
Proceeds from exercise of options and employee stock purchase plan	3,000	1,228
Excess tax benefit from exercise of stock options	462	588
Net cash provided by financing activities	44,918	3,783

Net change in cash and cash equivalents	2,996	(3,722)
Effect of exchange rate changes on cash	286	(399)
Cash, beginning of year	36,028	32,725
Cash, end of period	$39,310	$28,604

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

Reconciliation of Non-GAAP Financial Measures (Unaudited):

	Three Months Ended
	June 30,
	2013	2012

(In thousands, except percentages)

Net income	$9,061	$8,573

Add Back:
Interest	914	722
Provision for income taxes	2,506	2,566
Depreciation and amortization	4,932	4,388
Foreign currency exchange loss	154	39
Non-cash equity based compensation	1,093	856
Restructuring costs	210	-
ITAR and acquisition related professional fees	235	11
Adjusted EBITDA	$19,105	$17,155
As % of Net Sales	19.0%	19.4%

Free Cash Flow
Net cash provided by operating
activities from continuing operations	$13,510	$6,408
Purchases of property and equipment	(4,058)	(3,900)
Free Cash Flow	$9,452	$2,508

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” promulgated under the Securities and Exchange Act of 1934, as amended, defines and prescribes the conditions for use of certain non-GAAP financial information. We believe that certain of our financial measures which meet the definition of non-GAAP financial measures provide important supplemental information to investors.

The financial information accompanying this press release includes the Company’s earnings before interest, income taxes, depreciation, amortization, foreign currency transaction gains/losses, non-cash equity based compensation and certain legal expenses, or “Adjusted EBITDA,” and “Free Cash Flow.” Adjusted EBITDA and Free Cash Flow are non-GAAP measures that are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from Adjusted EBITDA and Free Cash Flow measures used by other companies. Adjusted EBITDA is derived by adding interest, taxes, depreciation, amortization, foreign currency transaction gains/losses, non-cash equity based compensation, certain legal expenses related to International Traffic in Arms Regulation (ITAR) matters, professional fees related to acquisitions and certain restructuring costs related to site consolidation to the Company’s Net Income from continuing operations. Free Cash Flow is derived by taking net cash provided by operating activities from continuing operations and subtracting capital expenditures (purchases of property and equipment). The Company believes that Adjusted EBITDA is important to investors because it provides a financial measure that is more representative of the quality of the Company’s earnings, excluding non-cash expenses and items such as foreign currency transaction gains/losses, income taxes, interest and certain legal expenses, which vary greatly period to period. Legal expenses relate to the Company’s previously announced investigation into certain export compliance issues. The Company believes that Adjusted EBITDA is important to investors because it more accurately represents the leverage effect of fixed expenses. The Company believes Free Cash Flow is also important to investors as it provides useful information about the amount of cash generated by the business after the purchase of property, buildings and equipment, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions and strengthen the balance sheet, and because it is a significant measure used in determining the enterprise value of the Company. A limitation on the use of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company’s cash balance for the period or the residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions.

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com

These non-GAAP financial measures are used by management in addition to and in conjunction with the results presented in accordance with GAAP. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. Non-GAAP financial measures provide an additional way of viewing aspects of our operation that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide an understanding of certain factors and trends relating to our business. The Company strongly encourages investors to review our financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.

*****End of Press Release*****

Measurement Specialties Inc. • 1000 Lucas Way • Hampton, VA 23666 • www.meas-spec.com